Exhibit 10.32

In Seville, on October 10 , 2025 GATHERED On the one hand, BLACKBERRY AIF S . L . , a Spanish company with registered office in Seville, at Calle Virgen de Luján nº 50 , bloque 2 , bajo B, 41 . 011 Seville, and Tax Identification Number B - 55434377 , duly represented in this proceeding by Ms . Mª Carmen Mora Góngora, with ID number 79 . 203 . 458 - Z, by virtue of powers of attorney dated October 9 , 2025 , before the notary of the Illustrious College of Notaries of Andalusia, Mr . Gonzalo García Manrique y García da Silva . Hereinafter, the "Assignor . " And on the other hand, DC ESTATE CÁCERES S . L . , a Spanish company with registered office in Seville, at Calle Virgen de Luján nº 48 bajo derecha, 41 . 011 Seville, and Tax Identification Number B - 23918394 , duly represented in this act by its sole administrator, Mr . José Antonio Mora Góngora, with ID number 79 . 203 . 459 - S - , hereinafter referred to as the " Transferee . " The parties, each in their respective capacities, mutually and reciprocally acknowledge sufficient legal capacity to be bound by this document and : STATE I . - That the Assignor is the owner of the rights and obligations arising from the lease agreement signed on May 26 , 2025 , with Mr . Antonio Mª Andrada Bermejo, in his capacity as lessor, and that its purpose is the use and exploitation of an area corresponding to 70 . 4386 hectares of the property described below, of the easements of electrical and aqueduct routes that may be necessary for the installation and subsequent exploitation, maintenance, and operation of a data center and a solar photovoltaic facility on the following properties located in the municipal district of Cáceres : Attached to this document, as a SINGLE ANNEX, is a full copy of the lease agreement subject to assignment, which the parties consider to be reproduced in its entirety for all legal purposes . II . - That the Assignee is a company incorporated for the operation and development of data centers and energy projects, including energy generation through renewable sources and/or any other alternative energy . 1 / 3

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III . - That BLACKBERRY AIF SL and EDGEMODE Inc . signed a Memorandum of Understanding ("MOU") on September 15 , 2025 , in which they agreed to establish a special purpose vehicle and five operating companies in Spain, including the transfer of BLACKBERRY AIF S . L . 's lease agreements to each SPV as the basis for the operation of the projects . IV . - That in compliance with the foregoing, the parties agree to transfer the rights of the Lease Agreement described in the first recital to the Assignee, with all inherent rights and obligations, by means of this document . STIPULATIONS First . - The purpose of this agreement is the transfer to the Assignee of the Lease Agreement for the use and exploitation of an area of 70 . 4386 hectares, of the easements of electrical and aqueduct routes that may be necessary for the installation and subsequent operation, maintenance, and operation of a data center together with a photovoltaic park on the property described in the first recital, with all the rights and obligations inherent thereto, the Assignee thereby assuming all the rights and obligations of the Assignor . Second . - The Transferor assumes the obligation to notify the transfer of the rights arising from the Lease Agreement to the lessor . Notwithstanding the foregoing, and given that the lease agreement expressly allows for its assignment without subjecting the effectiveness of such assignment to any authorization by the lessor, by signing this agreement , all rights and obligations arising from the Lease Agreement are hereby assigned , and the Assignor is hereby fully released from any rights and obligations in relation thereto . Third . - The parties undertake to have this assignment agreement notarized at the request of either party so that, in due course, it may be registered in the corresponding Property Registry, either party being able to compel the other to comply with this clause, with both the notary fees and the registration fees being borne by the Assignee . Fourth . - The assignment of the rights of the Lease Agreement is made pursuant to the Memorandum of Understanding ("MOU") dated September 15 , 2025 , between BLACKBERRY AIF S . L . and EDGEMODE Inc . , which constitutes the basis and authorization for this assignment . Fifth . - For the resolution of any issues that may arise in connection with this contract, both parties shall submit to Spanish jurisdiction . Likewise, they shall attempt in good faith to promptly resolve any dispute arising from or related to this Agreement through negotiation between the legal representatives of the Parties, including disputes 2 / 3

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related to the existence, validity, and termination of this Agreement. If a dispute is not resolved in accordance with the previous paragraph within ten (10) business days from the start of the dispute, then, at the choice of either Party, the dispute shall be resolved before the Courts and Tribunals of Seville (Capital) . Having read this document, the parties agree to its form and content, and in witness thereof and with the obligation to comply with it, they sign and initial it in duplicate for a single purpose in the place and on the date indicated at the beginning . The Assignor: Signed by MORA GONGORA MARIA DEL CARMEN - ***0345** on 10/10/2025 with a certificate issued by AC FNMT Users BLACKBERRY AIF SL By proxy Ms. Mª CARMEN MORA GÓNGORA The Assignee: Signed by MORA GONGORA JOSE ANTONIO - ***0345** on 10/10/2025 with a certificate issued by AC FNMT Users DC ESTATE CÁCERES SL. As Sole Administrator Mr. JOSÉ ANTONIO MORA GÓNGORA 3 / 3

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LAND LEASE AGREEMENT

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In Cáceres, on May 26 , 2025 GATHERED On the one hand, Mr . ANTONIO MARIA ANDRADA BERMEJO, of legal age, of Spanish nationality , residing at C/ Massamagrell n ƒ 9 D, P 11 22 , 46 . 137 Valencia (Spain) and with ID number 07 . 007 . 889 - L, hereinafter referred to as "PROPERTY . " And on the other hand, Mr . José A . Mora Góngora, of legal age, of Spanish nationality and with ID number 79 . 203 . 459 - S, representing the commercial company NGE SPAIN SOLIA RENEWABLES SL, a Spanish entity with registered office in Seville, at Calle Virgen de Luján No . 50 , Block 2 , Ground Floor B , and with Tax Identification Number B - 90346198 , hereinafter identified as the " DEVELOPER AND/OR LESSEE . " INTERVIEŁtEN Acting on behalf of the PROPERTY in its own name and right and considering itself to have sufficient legal capacity to enter into this lease agreement . Acting the DEVELOPER in its own name and right and considering themselves to have sufficient legal capacity for this contract. THEY DECLARE Ø That the PROPERTY is the owner of the full ownership of the rural properties described below, hereinafter referred to as "PROPERTY" or "PROPERTIES," registered in the name of the Property in the Land Registry of Cáceres 1 under registration number 97072 with the following cadastral references : Ref. No. Polygon 17 17 Parcel Total Area 4 357,411 m^ 3 346,975 m 2 Municipality Caceres Cáceres Cadastral reference 10900A017000040000MH 10900A017000030000MU Copies of the public deeds , title deeds , or simple informative note from the property registry are attached , as well as the cadastral certification , which is incorporated into this document as "ANNEX 1 . " Ø That the DEVELOPER expresses its interest in the economic exploitation of the Properties through the construction and installation therein of the elements necessary to develop a business project consisting of the operation of a type IV data center and a photovoltaic power plant of a power to be determined ( hereinafter the "PROJECT") .

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0 That the PROPERTY is interested in finalizing a lease agreement with the DEVELOPER for the PROPERTIES, consenting to and accepting the aforementioned agreement . STIPULATIONS FIRST: Legal regime This contract is entered into under the provisions of the Civil Code , and is governed by the will of the Parties expressed in the contract, and supplementarily by the provisions of the aforementioned Code, Royal Legislative Decree 7 / 2015 of October 30 , which approves the revised text of the Law on Land and Urban Rehabilitation , and the Civil Law of the Autonomous Community where the property is located . SECOND : Condition of the properties The lessor declares that the PROPERTIES are free of any encumbrances, as evidenced by the certificates or simple informative note from the Land Registry of the municipality where the project is located , attached to this contract as ANNEX 1 . THIRD : Purpose of the contract The Lessor leases to the Lessee , who accepts it under the terms and conditions set forth in this contract , the PROPERTY, with a total leased area of SEVENTY HECTARES , FORTY - THREE AREAS , AND EIGHTY - SIX CENTIMETERS ( 70 . 4386 has), free of encumbrances and liens, as well as occupants and tenants . Likewise, it receives it up to date in the payment of contributions, taxes, duties , and free of expenses of any kind generated by any concept inherent or accessory to it . The lessor expressly authorizes the lessee to make full use and control of the leased area , as well as to demolish any existing buildings within it . In view of the purpose of the contract, which is the construction and operation of a data center and a photovoltaic plant , the lease includes the rights to the land, airspace , and subsoil . FOURTH : Term, rent , and payment methods The rent to be paid by the LESSEE to the LESSOR as consideration for the rights granted under this contract, upon receipt of an invoice, shall be as follows :

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Phase I: Studies and Permits This phase includes conducting engineering studies and obtaining all necessary permits for the construction of the data center and solar plant . This phase will last 24 months from the signing of this contract, with an initial payment of € 100 /ha per year accruing from the date of obtaining the consolidated supply point and the favorable urban planning compatibility report . This payment will accrue on the date of obtaining the last of these two permits . In the event of an extension of the term due to a justified delay , additional payments of EUR 100 /ha per year of extension will be made . This amount — increased by VAT or any applicable substitute tax — shall be paid by bank transfer to the account indicated by the Owner within a maximum period of fifteen (15) days from the signing of this contract . Notwithstanding the foregoing, the following condition subsequent is established : The LESSEE must request the urban compatibility report ( hereinafter " ICU") within two (2) months of signing this contract, which must be resolved within six months ( automatically extendable up to a maximum of twelve months if it has not been resolved within that period) . Once the urban planning compatibility report has been obtained and , provided that it is favorable, the LESSEE must request the supply point within six (6) months from the date of obtaining said favorable report . This period may be extended unilaterally for the same duration, that is, for a period of six months . (6) additional months , at the request of the LESSEE , in the event that it is materially impossible to submit the application within the initial period ; to this end, a communication from the LESSEE to the LESSOR informing them of the start of the aforementioned extension shall suffice . In the event that the urban planning compatibility report and/or the supply point is unfavorable and/or these deadlines are not met by the LESSEE for the submission of both requests with their extensions, this contract shall be automatically terminated without the parties having any claims against each other . Phase II: Project Construction Ø During this phase, the builders will be selected and the works will be carried out until the data center and solar plant are operational . The annual rent agreed for Phase III will be paid proportionally to the time elapsed between the start and completion of the works, with payments

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semi - annual payments in advance . This phase will last twelve (12) months , with the possibility of extending it for an additional six (6) months in the event of a justified delay . Phase łłł: Project Operation Ø During this phase, which will last thirty - five (35) years from the completion of Phase II, the LESSEE will pay an annual rent of € 2 , 200 /ha . Payment will be made every six months in advance, within the first fifteen days of each six - month period . F IFTH : Rent review The rent will be reviewed annually, from the signing of this contract, according to the variation of the CPI published by the INE or the index that replaces it . If the CPI is negative, the corresponding review will not be carried out . SIXTH: Rights and obligations of the parties The PROPERTY shall cooperate in good faith in the procedures necessary for the project, authorizing the DEVELOPER to occupy the necessary parts of the PROPERTIES and carry out the necessary infrastructure works . SEVENTH: Permits, licenses, and authorizations Obtaining all necessary permits for the project shall be the sole responsibility of the DEVELOPER, who shall bear all related expenses . EIGHTH: Guarantees, sureties , and insurance The DEVELOPER shall be liable for all risks and shall comply with the Royal Regulations relating to the Environment . It shall hold the PROPERTY harmless from any liability arising from the project . NINTH: Use of the property by the owner The PROPERTY may continue with agricultural and livestock activities until the start of construction . If the DEVELOPER requires prior eviction , the PROPERTY shall be compensated as established . TENTH: Breach and termination of the contract Breach of the provisions shall entitle the complying party to demand compliance or termination of the contract, with the right to claim damages .

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The DEVELOPER may terminate this lease agreement early and unilaterally, without incurring any penalty or paying any compensation to the PROPERTY during PHASE I . To do so, it must notify the PROPERTY in writing and in a reliable manner, with the termination taking effect from the date of notification . Without prejudice to the power granted in this Provision, the DEVELOPER may, in any case and at any time with a minimum of 30 days' notice , terminate this contract without any penalty or compensation to the PROPERTY, in the event of any circumstance, of any nature, foreseeable or unforeseeable, expected or unexpected, which, directly or indirectly, alters the economic balance of this contract or the project, or that in any other way illustrates or makes it more difficult or burdensome to achieve the purpose pursued by both parties with the conclusion of this contract as stated in the Preamble to this document . Likewise, it may terminate it without penalty in the event of the denial of any permit that makes the project unfeasible . ELEVENTH: Assignment of the contract The DEVELOPER may assign the rights and obligations of the contract to third parties, notifying the PROPERTY of the assignment of its contractual position within the following fifteen days, without the delay in sending the notification constituting a breach of contract . TWELFTH: Transfer of the property The PROPERTY may sell the property, but the buyer must assume the terms of the contract, notifying the DEVELOPER . THIRTEENTH: Acknowledgment THE LESSEE (or any other natural or legal person to whom they may assign the rights and obligations arising from this contract) agree and acknowledge , by signing this contract, the participation as INTERMEDIARY of D^ CELIA CAÑERO HINOJOSA, with ID number 47 . 207 . 370 - P, (or any natural or legal person they may designate) . THE LESSEE undertakes to pay the corresponding professional fees , in accordance with the agreement previously established with the intermediary, accepting the economic, legal , and technical conditions detailed therein . FOURTH. - Sole agreement This contract supersedes any previous agreement relating to its subject matter . Any amendments must be made in writing and signed by both parties . FIFTEENTH: Partial invalidity The invalidity of any provision shall not affect the validity of the remainder of the contract.

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SIXTEENTH : Notifications Notifications must be sent by certified mail or registered fax to the addresses indicated . They may be sent in advance by email, but will not take effect until the certified mail or registered fax is received . SEVENTEENTH : Notarization and registration The contract may be notarized and registered in the Property Registry at the request of either party . EIGHTEENTH: Expenses and taxes The taxes and expenses arising from the contract shall be borne by the DEVELOPER. NINETEENTH: Miscellaneous The Property declares that the plots located in the same area as the property covered by this contract, with the following cadastral references : - - - 10050A01200028OOO0OA - 10050A01300O780000OL - 10050A013000010000OZ These are subject to lease agreements entered into prior to this agreement, therefore the establishment of any easement or action affecting these plots will require agreement between the Lessee and the entity that holds the title to the agreement . TWENTY: Jurisdiction For the resolution of disputes, the parties submit to the jurisdiction of the Courts and Tribunals of the city of Cáceres . In witness whereof, the parties sign the contract in duplicate and for a single purpose in the place and on the date indicated . THE PROPERTY

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D. D. ANTONIO VIARIA ANDRADA BERMEJO THE DEVELOPER Legal Representative of E SPAIN SOLIA RENEWABLES SL Mr. JOSE A MORA

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ANNEX I TO THE LEASE AGREEMENT : CADASTRE REFERENCES

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GENERAL ADDRESS Location: POtjonol7 Plot 3 VICARIO DE FLORES. CACERES [CACERESj Type: RURAL Main use : Agricultural Built area : Year of construction: Superffiúe m’ Productive intensity CULTIVATION Subgarceta c alttva/aprowechamterrto 241,071 07 a C - Labor or Farming remove it 103,752 07 b 5 - Labor or Labradio dry farming 1,172 c PZ Wells, BeNs, Ponds, Sond - ew DESCRIPTIVE AND GRAPHIC CONSULTATION DF CADASTRAL DATA OF REAL ESTATE PROPERTY Cadastral reference : 10900A017000O30000MU PARCEL Graphic area : 346,975 m2 Property share : IDO.00 ƒ /• Type: Registration: CACERES 1 Unique registration code : 1001400DB95112 This document is not a cadastral certification , but its details can be verified through the "Access to protected cadastral data of the SEC." Coordination date : 11/29/2017 Thursday , December 2 , 2024

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VERNMENT

PRIMERA DEL GOBIERNO

MINISTERIO
DE HACIENDA

SECRETARIAT OF STATE

GENERAL
DIRECTORATE OF
CADASTRE

TA AND
OF CADASTRAL DATA FOR REAL ESTATE PROPERTY

Cadastral reference: 10900A017000040000MH

DATOS DESCRIPTIVOS DEL INMUEBLE

Location:
Polygon 17, Plot 4
VALDEFLORES. CACERES [CÁCERES]

Classification: RÚS1\CO
Main use: Agricultural
Built area: Year of construction:

CULTIVATION

Subplot	Cultivation/use	Production intensity	Area m
	C- Work in Labredio sa no	07	MS.371
b	PZ Wells, Basins, Ponds, Soundings	00	600
c	I- Iruqreduclive	00	I.440

PARCELA

Graphic area: 357,411 m2 Property share: 100.00 9" Type:



4.380.500
9017
4.380.000
3
017
4
4.379.500
9002
4.379.000
71
70
716.500
717.000
717.500
Escala:
1/15000

cooRoiNAnöN c8Aricx coH eLRrcisTRo xc la PnoPiEDao

Registration: GACERES 1
Unique registration code: 10014000895112 **Coordination date: 11/29/2017**

k i6leri alforaaenas calash Yes pos1onores to the law of çBorajinaciôn affecting the geometry of the parcels
This document is not a cadastral certificate, but its data may be verified through "Access to unprotected cadastral data from the SEC"

Thursday,12ofDecemberof2024

ANNEX II TO THE LEASE AGREEMENT : SIMPLE NOTE

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registrars
DE ESPAÑA

REGISTRY INFORMATION

Registration information issued by:

MARIA ROSA FUENTES CRUZ

Property Registrar of REGISTRY OE LA PROPIEDAD CÁCERES 1

Avda. España, 1
10004 - CÁCERES (CACERES)
Telephone: 927226049
Fax: 927212305
Email: caceres1@registrodelapropiedad.prg

corresponding to the request made by:

ANTONIO MARIA ANDRADA BERMEJO

with ID/Tax ID: 7007889L

LEGITIMATE INTEREST CLAIMED:
The applicant holds certain rights over the property.

IDENTIFICADOR DE LA SOLICITUD: N98PP59T

(Citer esre idertfl/icaÓor para any cuosli relacionada com asia nola simpla)
Your *reference.*

C.S.V.: 21001428F203FDD1

HWWA' REGISTRAR?S ORû

Page 1 of 4

Register @( ysó aapaaa o• 1 WMO 929112305 Pa eb w da Emlai6m: FEBRUARY 14 , 202 5 DATE OF BIRTH % INCA Unique Identification Number of Fincc Ragiatral: 10014000927950 Wcturalona RÚSTICA: rusCica Location: 10004 CÁCSRES PARAJE VICARIO PALOMAR Reference number: l0900x0l7O0004000DMB Industrial estate: l7 Plot: 4 Surface area: Land: Ha: 71 a: 15 ca: 47 RURAL PROPERTY : FARM LAND and part of PASTURES, formerly part of Dehesa Matachel y Vicario, in the VloARIO PALONAR area , in the municipality of Cáceres . It has an area of SEVENTY - ONE HECTARES AND FORTY - SEVEN CENTIÁREAS . Sst8 comprising plots numbers 3 and 4 of Polygon 17 . Bordered : to the north by plot number 9000 , Regional Road CC - 100 , in Polygon 16 , and plot 9009 in Polygon 17 , Camino de San Francisco, in the municipality of Cáceres ; to the south by the property separated and transferred to Mr . Antonio María Andrada Bermejo ; West, with plot 2 of Polygon 17 of the municipality of Cáceres, and East, with plots 18 and 9002 - rural road - , of Polygon 17 , of the municipality of Cáceres . NAME TITLE W.I.F. BOOK 3"OLZO 07.007.889 - L 3894 1839 155 1 100.000000% (TOTAL) 100.000000% flat rate per title of aggregation and extension dm " - •"** - *. The deed dated January 29 , 1993 , has been rectified and clarified by another authorized by the Notary of Arroyo de la Luz, Mr. Andrés María Sánchez Galainena, on October 3 , 2019, number 1544 of his protocol. Formalized in a deed dated 01/29/93, authorized in CACERES, JAVIER, MANRIQUE PLAZA, protocol number 163. Registration: 1st Volume: 2.B94 Book: l.B39 Folio: 155 Date: 03/06/20Z0 Page 2 of 4

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Registered

NO charges registered

Documents relating to the property submitted and pending dispatch, entry valid at the close of the Daily Log on the day prior to the date of issue of this note:

There are NO documents pending dispatch

INFORMACIÓN BÁSICA SOBRE DATOS CARÁCTER PERSONAL

Responsible for processing: Registrar/Entity listed in the header of the document. For more information, please refer to the rest of the data protection information.
Purpose of processing: Provision of the requested registration service, including associated notifications and, where applicable, billing, as well as compliance with legislation on money laundering and terrorist financing, which may include profiling.
Legal basis for processing: Data processing is necessary: for the fulfillment of a mission carried out in the public interest or in the exercise of public powers conferred on the registrar, in compliance with the corresponding legal obligations, as well as for the execution of the requested service. Daracbos: Mortgage and commercial legislation establish a special regime regarding the exercise of certain rights, which must be complied with. For matters not covered by the registry regulations, the provisions of data protection legislation shall apply, as indicated in the additional information. In any case, the exercise of the rights recognized by data protection legislation by the owners of such rights shall comply with the requirements of the registry procedure.
Cntsgorlnx dim dstoa: Identifiers, contact details, other data available in the additional data protection information.
Processing: Data processing by other recipients is anticipated. No international transfers are anticipated.
Sources of data: The data may come from: the data subject themselves, their representative, legal representative, agency/consultancy.
Other data protection information: Available at https://www.registradores.org/politica-de-privacidad-servicios-registrales depending on the type of registration service requested.

CozzDICIO6zss DB o9O Ds IXB'OaB»CIÓX

The information made available to you is for your exclusive use and is non-transferable and confidential, and may only be used for the purpose for which the information was requested. The transmission or transfer of the information by the user to any other person, even free of charge, is prohibited. In accordance with the Instruction of the Directorate General of Registries and Notaries of February 17, 199B, the incorporation of the data contained in the registry information into files or

C.S.V.: 21001aJ8FS03FDD1 |WWW.REGISTRADORES.ORG| Pág. 3 de 4

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